EXHIBIT 10.4

Resolute Holdings Management, Inc.

445 Park Avenue, Suite 5B

New York, NY 10022

February 28, 2025

CompoSecure, Inc.

309 Pierce Street

Somerset, NJ 08873

Attention: Chief Executive Officer

Re: Management Agreement with CompoSecure Holdings, L.L.C.

Ladies and Gentlemen:

Reference is hereby made to the Management Agreement, dated as of February 28, 2025 (the “Management Agreement”), by and between CompoSecure Holdings, L.L.C. (the “Company”), a Delaware limited liability company, and Resolute Holdings Management, Inc. (the “Manager”), a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Management Agreement.

WHEREAS, upon and subject to the terms of the Management Agreement, the Company has appointed the Manager (and granted to it all powers necessary, convenient or appropriate) to, and the Manager has agreed and covenanted that it shall, manage the Company’s day-to-day business and operations, and oversee the Company’s strategy; and

WHEREAS, in furtherance of the performance by the Company and the Manager of their respective duties and obligations under the Management Agreement, CompoSecure, Inc., a Delaware corporation and parent of the Company (“Parent”), and the Manager desire to enter into this letter agreement (this “Letter Agreement”).

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, Parent and the Manager agree as follows:

1.         Term.  This Letter Agreement shall be coterminous with the Management Agreement, unless this Letter Agreement is terminated by the mutual written consent of Parent and the Manager.

2.         Covenants of Parent.

(a)         During the term of this Letter Agreement, to the fullest extent permitted by Delaware law, the Exchange Act, the Securities Act, the NASDAQ Rules and any other applicable rule or regulation (including the rules and regulations promulgated under the Exchange Act and the Securities Act):

(i)         Parent, the Parent Board or any committee thereof shall not take any action to modify, amend, qualify, interfere with or terminate the delegations set forth on Schedule I attached hereto (collectively, the “Delegations”); and

(ii)         Parent shall, and shall cause its Subsidiaries, as applicable, to: (A) take all steps reasonably necessary to allow the Manager to make any registrations, filings, declarations and notices on behalf of itself or the Company (including, following the termination of the 2021 CompoSecure, Inc. 2021 Incentive Equity Plan (as in effect from time to time, the “2021 Plan”), such registrations, filings, declarations and notices reasonably necessary for a successor to the 2021 Plan or similar equity plan or subplan (each, a “Successor Plan” and, together with the 2021 Plan, the “Plan”), which contains provisions sufficient to continue the Grant Delegation (as defined in the Delegations) with respect to such Successor Plan in the same manner the Grant Delegation applies to the 2021 Plan, to be adopted by Parent and its stockholders, including any approvals necessary to exempt any grants under the Plan from Section 16 of the Exchange Act) in connection with the Manager’s performance of its duties and obligations under the Management Agreement; (B) make customary representations, warranties and covenants in connection with any acquisition, business combination transaction or other transaction that is intended qualify in whole or in part as tax-free for U.S. federal income tax purposes, and is entered into, in each case, in accordance with the Management Agreement; and (C) use commercially reasonable efforts to make available to the Manager and its representatives all properties, personnel, representatives, resources, information and materials requested by the Manager in connection with the Manager’s performance of its duties and obligations under the Management Agreement, including its obligations to deliver financial statements and any other information or reports with respect to the Company.

(b)         Parent hereby acknowledges and agrees that the Manager may use the name “CompoSecure” and other trademarks of Parent and its Subsidiaries in connection with the Manager’s activities under the Management Agreement (including, in connection with the preparation of any filing with or notification to any Governmental Authority made on behalf of the Company or any of its Subsidiaries). The parties hereto will reasonably cooperate to maintain reasonable quality control with respect to the Manager’s use of such trademarks.

3.         Covenants of the Manager. During the term of this Letter Agreement, any action of the Manager pursuant to the Grant Delegation shall be in writing and the Manager shall, promptly following each Grant (as defined in the Plan) under the Plan granted or acted upon by the Manager pursuant to the Grant Delegation (the “Delegated Grants”) (but not less frequently than every six months) keep the Compensation Committee of the Parent Board apprised as to the Delegated Grants.

4.         Representations and Warranties.

(a)         Parent hereby represents and warrants to the Manager as follows:

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(i)         Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Parent and its Subsidiaries, if any, taken as a whole.

(ii)         Parent has the corporate power and authority and the legal right to make, deliver and perform this Letter Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Letter Agreement on the terms and conditions hereof and the execution, delivery and performance of this Letter Agreement and all obligations required hereunder. No consent of any other Person that has not already been obtained, including stockholders and creditors of Parent, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by Parent in connection with this Letter Agreement or the execution, delivery, performance, validity or enforceability of this Letter Agreement and all obligations required hereunder. This Letter Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Parent, and this Letter Agreement constitutes, and each instrument or document required hereunder when and executed and delivered hereunder will constitute, the legally valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

(iii)         The execution, delivery and performance of this Letter Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on Parent, or any order, judgment, award or decree of any Governmental Authority binding on Parent, or the Governing Agreements of, or any securities issued by Parent or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Parent is a party or by which Parent or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Parent and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)         The Manager hereby represents and warrants to Parent as follows:

(i)         The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and the legal right to conduct the business in which it is now engaged and

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is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii)         The Manager has the corporate power and authority and the legal right to make, deliver and perform this Letter Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Letter Agreement on the terms and conditions hereof and the execution, delivery and performance of this Letter Agreement and all obligations required hereunder. No consent of any other Person, including stockholders of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Manager in connection with this Letter Agreement or the execution, delivery, performance, validity or enforceability of this Letter Agreement and all obligations required hereunder. This Letter Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Letter Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii)         The execution, delivery and performance of this Letter Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any Governmental Authority binding on the Manager, or the Governing Agreements of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

5.         Miscellaneous.

(a)         Notices. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second (2nd) following Business Day (or third (3rd) following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received or (iv) posted on a password protected website maintained by the Manager and for which the Company has received access instructions by electronic mail, when posted:

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Parent	CompoSecure, Inc. 309 Pierce Street Somerset, NJ 08873 Attention: General Counsel

The Manager:	Resolute Holdings Management, Inc. 445 Park Avenue, Suite 15B New York, NY 10022 Attention: Chief Executive Officer

(b)         Binding Nature of Agreement; Successors and Assigns; No Third-Party Beneficiaries. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein. None of the provisions of this Letter Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

(c)         Integration. This Letter Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(d)         Additional Agreements. In the event the Company forms any Subsidiary, or acquires any business, following the date hereof and, at the Manager’s election, causes any such Subsidiary, or business, to enter into a management agreement with the Manager in a form substantially similar to the Management Agreement, Parent shall, at the Manager’s election, enter into a letter agreement with the Manager in a form substantially similar to this Letter Agreement.

(e)         Amendments. Neither this Letter Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(f)         Governing Law. Notwithstanding the place where this Letter Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all of the terms and provisions hereof shall be governed by and construed under the laws of the State of Delaware.

(g)         Forum; Consent to Service. To the fullest extent permitted by law, in the event of any proceeding arising out of the terms and conditions of this Letter Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware), (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines and, (iii) agree that all claims in respect of such a

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proceeding must be heard and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware). Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the parties hereto hereby agrees and consents that service of any process, summons, notice, or document pursuant to Section 5(a) shall be effective service of process for any suit or proceeding arising out of the terms and conditions of this Letter Agreement. Any proceeding arising out of the terms and conditions of this Letter Agreement shall be governed by the provisions hereof and not by the provisions of Article XI of the Separation and Distribution Agreement, dated as of February 28, 2025, by and between Parent and the Manager.

(h)         Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

(i)         Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Letter Agreement.

(j)         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(k)         Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations, preparation of and entry into this Letter Agreement, and all matters incident thereto.

(l)         Headings; Interpretation. The section and subsection headings in this Letter Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Letter Agreement shall refer to this Letter Agreement as a whole and not to any particular provision of this Letter Agreement, and Section references are to this Letter Agreement unless otherwise specified. References herein to “Sections,” “clauses” and other subdivisions, and to Schedules, without reference to a document are to the specified Sections, clauses and other

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subdivisions of and Schedules to, this Letter Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(m)         Counterparts. This Letter Agreement may be executed by the parties to this Letter Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(n)         Severability. Any provision of this Letter Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Very truly yours,

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Thomas R. Knott
Name:	Thomas R. Knott
Title:	Chief Executive Officer

Agreed and accepted,

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name:	Jonathan C. Wilk
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]